EXHIBIT 10.7



                          DESCRIPTION OF AMENDMENTS OF
              THE DENNY'S INC. OMNIBUS INCENTIVE COMPENSATION PLAN
            FOR EXECUTIVES, THE ADVANTICA STOCK OPTION PLAN AND THE
             ADVANTICA RESTAURANT GROUP DIRECTOR STOCK OPTION PLAN


On July 2, 2004, the Board of Directors amended the Denny's Inc. Omnibus Incentive Compensation Plan for Executives (the "Omnibus Plan"), the Advantica Stock Option Plan (the "Advantica Plan") and the Advantica Restaurant Group Director Stock Option Plan (the "Directors Plan") to decrease the number of shares of the common stock of Denny's Corporation (the "Common Stock") available for the grant of awards to the number of shares with respect to which awards were then currently outstanding.

Pursuant to Section 16.1 of the Omnibus Plan, and effective as of July 2, 2004, the Omnibus Plan was amended to reduce the number of shares of Common Stock reserved for issuance to Participants (as defined in the Omnibus Plan) to 2,284,252.

Pursuant to Section 12 of the Advantica Plan, and effective as of July 2, 2004, the Advantica Plan was amended to decrease the number of shares of Common Stock with respect to which Options (as defined in the Advantica Plan) may be granted to 5,284,973.

Pursuant to Section 12 of the Directors Plan, and effective as of July 2, 2004, the Directors Plan was amended to decrease the number of shares of Common Stock with respect to which Options (as defined in the Directors Plan) may be granted to 105,000.